THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call EVENT DATE/TIME: AUGUST 14, 2012 / 9:00PM GMT

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Murray Arenson KIT digital Inc - Managing Director of Financial Strategy

Barak Bar-Cohen KIT digital Inc - Interim CEO

Fabrice Hamaide KIT digital Inc - CFO

CONFERENCE CALL PARTICIPANTS

Richard Ingrassia ROTH Capital Partners - Analyst

Todd Van Fleet First Analysis Securities - Analyst

Darren Aftahi Northland Securities - Analyst

Stephen Frankel Dougherty & Company - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen. My name is Alicia, and I'll be your conference operator today. At this time, I'd like welcome everyone to KIT digital's First Quarter 2012 Earnings Conference Call. All lines have been placed on mute to prevent any background noise. After the speaker's remarks, there will be a question and answer period. Before I introduce our host, I will read the following Safe Harbor statement.

During this call, management may make certain forward-looking statements related to the business of KIT digital Inc., which can be identified by the use of forward-looking statements terminology such as beliefs, expects, plans, intends, anticipates, and variations of such words or similar expressions. But their absence does not mean that the statement is not forward-looking.

Statements made during this call that are forward-looking include but are not limited to statements made by the Management concerning the Company's shift in its growth strategy, the financial results for the remainder of its fiscal year ending December 31, 2012, the strategic transaction process and the Company's plans for the possible [debit sure] of non-core assets. Such forward-looking statements involve known and unknown risks and uncertainties including uncertainties relating to the products, development and commercialization, integration of acquired businesses, and ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general, and other factors that may cause actual results to be materially different from those described herein.

Certain of these risks and uncertainties are or will be described in greater detail in the Company's public filings with the US Securities and Exchange Commission. Except as required by US Federal Securities Law, KIT digital is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements whether as result of new information, future events or otherwise. It is now my pleasure to turn the call over to our host, Murray Arenson, Managing Director of Financial Strategy. Please go ahead.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Thank you Alicia. Thank you everyone for joining us for our second quarter 2012 conference call to review our financial results, our strategy, our operations, and our outlook. With me today on the call, are Barak Bar-Cohen, our Chief Executive Officer, and Fabrice Hamaide, our Chief Financial Officer. The format of our call today will be as follows, Barak will offer some comments on the scope and depth of our achievements internally over the past three months, along with some operational and financial highlights. Fabrice will then provide a more detailed review of the quarter's results and related financial activities and metrics, along with an update regarding our financial outlook. Than Barak will add some final thoughts regarding our strategy and opportunity. Finally will open up the call for questions and answers. And with that, I will turn the call over to Barak.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Barak Bar-Cohen - KIT digital Inc - Interim CEO

Thank you Murray, and thank you everyone for joining us on our second-quarter 2012 earnings conference call. Let me begin by saying that we have achieved much in a short amount of time thanks to a revitalized executive team, a reconstituted Board of Directors, and most importantly, the passion and hard work our dedicated employees around the world. Now beginning in April, we launched what became a series of 48 hours sprints to tackle multiple discrete challenges the Company was facing. Issues such as liquidity issues, legal issues, strategic process, and operational and financial controls. Now the management team prioritized each period's task and concentrated our energies entirely on completing the most pressing tasks. Our businesses has now settled into a much more normalized operating rhythm, and I am happy to say that the drive and discipline of those first few weeks is still very much a part of our culture.

We took actions to resolve the immediate challenges facing our business. Now these actions reinforced our organization's core principles, a commitment to cutting edge technology, a customer focused service mentality, and a belief in the power of video. Now as reported in our 10-Q filing, this quarter illustrates the continuing transformation of our business, and sharper focus on our core value proposition of delivering IP video software and services to leading broadband media companies around the world. Now by broadband media companies, we mean the world's leading telcos, network operators, broadcasters and T brands now leveraging IP video to increase their market presence.

Our value proposition for that core customer base is grounded in a combination of software, which is our Cosmos video platform, and services, which is managed services to operate deployed systems, and professional services to execute new deployments and ongoing project work. Among the industry leaders that we serve today in this market, are companies such as AT&T, Mediaset, vskyv, Channel 4, and Sky Italia. Our unique combination of software and services is unmatched in the industry, and will be the core of our future growth.

Now this quarter featured new business from customers in Turkey, Thailand, Australia, Mexico, the United States, Italy, the UK and the Middle East, just to highlight a few. In addition to new business, we accomplished much in these past few months. We completed the divestiture of our non-core Content Solutions business. We reduced low-margin hardware business in the broadcast space. We completed the acquisition of Hyro providing essential strength to the Asia-Pac team. We raised over $29 million in much-needed capital. We moved the Corporate headquarters to New York City.

We hired a new CFO sitting by my side with strong turnaround and financial operating experience. We appointed a new CTO, Mark Christie with strong platform and broadband media deployment expertise. We implemented a new system for cash management and budgeting and forecasting. We signed several major new clients around the world, and we added four new Board members including a new non Executive Chairman, a new audit Committee Chairman, and representatives of two major shareholders. Our commitment has not only been to write the KIT digital ship, but to steer the Company toward new achievements and levels of success. We are confident in our vision and road to get there. We are leaders in an industry that is transforming the way people around the world watch and share video contents of all types.

Now I'm sure everyone on this call watched at least part of the recent Olympic games from London. Maybe you watched it on TV, but an increasing number of us use our computers and mobile devices to catch streams or highlights of the events. In fact, NBC served over 64 million video streams of the games to web and mobile apps, an increase over 182% from four years ago. Now KIT digital's technology delivered video coverage of the 2012 games to audiences on every continent, and to more screens than ever before. We hope the 2012 Olympic Games become the most widely watched in history.

Now before Fabrice walks through the results for the quarter, I want to provide some background and context on several items. First as reported in the release, we generated $51.1 million in revenue during the second quarter. It's worth noting that this total excludes revenue from our Content Solutions business, which we divested during the quarter and is being treated as discontinued operations. And furthermore, the decrease in revenue was due primarily to lower revenue from Broadcast System Integration to the tune of approximately $3.6 million, as well as the delayed acquisition and closing of the Hyro transaction which represented nearly $2 million in foregone revenue.

In fact, the majority of our second-quarter revenue was from large-scale deployments for leading broadband media companies including Cosmos software license fees and related services. This higher margin, higher visibility, and very sticky revenue is growing on both an absolute and on a percentage basis. In fact, if you look at our revenue mix, revenue from large scale broadband media deployments rose from approximately 46% of overall revenue in Q1 to approximately 55% of overall revenue in Q2. And we expect this trend to continue in Q3.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Second, I am pleased to say that for the first time in the Company's history and from this point forward we are disclosing data related to our backlog. That is, the amount of revenue that will be booked as result of existing ongoing contracts. As of the end of the second quarter, we had a 2012 backlog of nearly $75 million which represents the amount of revenue for the remainder of 2012 that is tied to signed contracts and our ongoing projects. We have achieved a combined revenue result for the first half of the year from continuing operations of over $107 million, and are presenting a backlog for the business of nearly $75 million, which means that the Company's top line results will reflect over $180 million in revenue before we sign and book any new business in the second half of the year.

The reporting of our backlog represents a major milestone for the financial operations of the business. And contributes greatly to Management's ability to make sound operating decisions. Furthermore, we believe the backlog itself speaks to our visibility and confidence level with respects to our outlook. Fabrice will describe this in greater detail shortly.

Third, I would like to highlight that we made some necessary cost reductions during the second quarter and that we are committed to further rationalization and further reducing our cost structure in the current and coming quarters. And finally, I would like to make note of the fact that the second quarter featured a number of significant non-cash adjustments, including substantial bad debt expense and a significant one time goodwill write down. We believe these actions reflect significantly improved controls and processes within our organization.

Now bear in mind, the reality is that our Company is still going through a transformation. All the cleanup activities and major initiatives we undertook this quarter are part of that transformation. And we believe that they will contribute to a streamlined and cash flow oriented business. Perhaps most importantly, this quarter we were able to successfully refocus the business on our core go forward strategy, selling IP video software and services in the form of our Cosmos license, managed services, and professional services to broadband media companies around the world.

We have maintained and strengthened our relationship with existing customers, and we have retained and invested in our key employees whose passion and expertise drive our strategy and plans for the future. Now I would like to highlight one of those employees. To provide a view into how our people create leading-edge solutions given the unique set of resources that we have within KIT digital.

Stephen Kay is a Senior Developer and our York, UK office and the technical lead in our engagement with Middle Eastern broadcaster OSN. Stephen and his team were tasked with extending the functionality of OSN's over the top service to support live video, protect premium content with digital rights management, and deliver a multilingual user experience to the web, and for the first time to the iPad. The real challenge was to finish the project in time for Ramadan and the Olympics, a short two months for a project that another supplier would budget half a year or more to complete.

Now Stephen called together team members of the media deployment and the UK teams to brainstorm how to solve the OSN's needs and tight timeline. Leveraging assets from other customer deployments built on the Cosmos platform and combined with industry best third-party software and key custom development, Stephen and the team turned around a solution that met OSN's exact specifications with time to spare.

OSN's English and Arabic speaking audiences have been able to enjoy the 10 live channels of the 2012 Olympic Games, plus a library of premium on-demand videos since the relaunch of OSN Play. And Stephen is already envisioning how to build the next compelling experience for OSN and its audience. I do you want to take this opportunity to thank the other members of the team who worked day and night for OSN in support of Stephens efforts. That's Chris White, Chris O'Brien, Tom Barnett, Michael Dixon and Helen Gallagher. And this is just one example of our value proposition manifest for our customers.

In sum, since the start of the second quarter we successfully reconstituted our Board of Directors. Adding four new independent Directors with extensive experience serving technology companies large and small. These new additions strengthen the Board and provide stability to the Company going forward. Last week, the Board announced the dissolution of the Strategic Transaction Committee, and that now the entire board would be engaged in evaluating expressions of interest that the Company has received. This was a significant decision for the Company. The result is positive for both the strategic process and the Company as a whole.

The strategic process will benefit from the expertise and attention of our entire reconstituted and strengthened Board in close consultation with Deutsche Bank. Additionally, management can now concentrate on building those elements of the business that will grow shareholder value.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Now specifically with respect to the strategic process, I can confirm that we've received various types of expressions of interest from both strategic and financial parties. The Board is working through the process of evaluating those expressions of interest. Some of which have been for parts of the business and others for the entire business. Some of those expressions of interest are more developed than others. The Board's evaluation will need to include consideration of many issues including not only valuation, conditions, and certainty of any individual proposal, but also how those compare to our stand-alone plans for the business. Given the various alternatives available to the Company, we felt it critical that the entire Board manage the process going forward.

So we are driving top line growth, managing cash flow generation, investing in our Cosmos platform and services business, and completing the divestiture of non-core assets. With multi-year and multi-million dollar customer relationships like AT&T and Mediaset and vskyv and Channel 4 and others around the globe, we continue to see strong demand for our software and services. Our pipeline has grown dramatically in the last several months. Particularly in Southeast Asia and in Latin America, where we continued to see strong demand. In fact, research from FactSet estimates our addressable market at over $5 billion. We feel that given our existing Cosmos platform, services expertise, and existing customer base we are uniquely positioned to serve this large and growing market. This is the future of our business.

Now, let me turn the call over to our new CFO, Fabrice, who will take us through the details behind our financial results in Q2. We brought Fabrice on to help take this Company to the next level with the immediate mandate to remedy what our auditors found to be material weakness in our financial reporting. Fabrice has hit the ground running as you will see. Fabrice, over to you.

Fabrice Hamaide - KIT digital Inc - CFO

Thank you Barak. I'm glad to be here with all of you today. I joined KIT digital approximately one month ago, after acting in a consulting capacity for several weeks before hand. In that short period of time, I am pleased to say that Barak and I have worked together to make great strides in the areas of financial controls and implementation of best practices. We also recently completed an intensive and all hands on deck budgeting and forecasting process. From my experience managing the finances of companies in challenging situations, I can tell you that KIT digital is taking exactly the steps that will allow us to turn the page and begin a new chapter.

That said, we fully recognize we have a lot of work ahead of us. With the clear financial goal of creating growing sustainable cash flow streams driving investment returns for our shareholders. With that in mind, I'd like to spend a few minutes discussing some key elements of our financials providing some context for those results.

To begin, let me turn to our second-quarter results. I'd like to remind everyone that more detailed financial information is disclosed in the press release obviously, which we filed after the close today, and the 10-Q which we filed today as well. Also as stated the press release, the Company's operating results for the second quarter and for comparable periods exclude the Content Solutions business and the asset SaysMe, both of which we divested at the end of the quarter. These businesses are being treated as discontinued operations.

Full revenue for the second quarter of 2012 was $51.1 million, compared to $56.1 million in the preceding quarter, and $45 million for the second quarter of 2011. The decrease in revenue was due primarily to a decrease in our broadcast system integration, BSI revenue. Which was down approximately $3.6 million sequentially.

In addition, our acquisition of Hyro closed later than planned and that delay represented nearly $2 million in foregone revenues. While those two items on their own account was the variance between first-quarter and second-quarter revenues, it is also worth noting that we did not generate as much revenue from Cosmos license fees as we had anticipated. In large part due to the fact that we have been broadening and deepening the scope of our multi-element agreements with leading broadband media companies which are typically tied to Cosmos implementations. As such, we have seen an extension of the time that it takes to close some of those deals.

Our non-GAAP operating loss for the quarter was $18.2 million, compared to a loss of $4.8 million in the preceding quarter, and positive non-GAAP operating income of $8.7 million in the second quarter of 2011. The non-GAAP operating loss includes $6.5 million in bad debt expense. In addition, our expenses from legal and professional fees were usually high at $3.8 million, which is substantially higher than the level of approximately $800,000 that we sold in the comparable periods of Q1 2012 and Q2 2011. The incremental expenses were mostly legal fees tied to the strategic process, the class-action lawsuits, and the activities responding to two active shareholders whom we are pleased to say are now members of our Board.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Our second-quarter GAAP net loss from continuing operations was $102.6 million, or $1.99 per share. Compared to losses of $24.9 million, or $0.46 per share in the preceding quarter, and $19 million or $0.47 per share in the second quarter of 2011. In addition to the bad debt and professional fees mentioned earlier, the GAAP net loss also included $55.7 million of impairment to goodwill, $3.1 million in restructuring charges, $9.6 million in other expenses and a $2.2 million reversal in M&A expenses.

The other expenses were comprised of $6.5 million in write downs from our 2011 sale of Visual Unity due to collection concerns on the remaining note. $1.6 million from a price guarantee on our acquisition of SaysMe driven by the decrease in our stock price, and a $1.2 million write down related to an investment made by previous management. The reversal in M&A expenses was due to updated estimates of liabilities from previous acquisitions. Finally, excluding the incremental expenses from these unusual items, the GAAP net loss would have been $25.6 million or $0.50 per share.

Aside from these items, we also had write downs associated with discontinued Ops, $52.1 million in goodwill, and a $0.9 million in intangibles related to the sale of SaysMe assets, offset in part by a reduction in earn out related acquisition liabilities of approximately $25 million, and $5.1 million in goodwill associated with the Content Solutions business. The number of weighted average common shares outstanding during the quarter was $51.4 million, and the total number of common shares currently outstanding is $56.6 million.

On the free cash flow side, free cash flow from continuing operations for the quarter was a loss of $10 million. This figure excludes the negative free cash flow from discontinued operations which was $4.7 million. Capital expenditures from continuing operations during the quarter were $770,000, and I will provide additional detail on the cash movement shortly when I address the balance sheet.

Let's now turn to the divestitures we made during the quarter. On June 26 we sold our Content Solutions business for $1 million in cash and up to $18.8 million in earn out's. Also on June 30, we sold SaysMe assets to Total Media for $2.95 million. In association with this transaction, we also reversed our previous earn out liabilities of approximately $25 million. Details regarding these transactions including non-cash items such as associated write downs and recognized losses are provided in our 10-Q.

Looking at the balance sheet, cash, cash equivalents and restricted cash as of June 30, 2012, were approximate $35.9 million, up from $25.3 million at the end of the first quarter. During the quarter, we raised $27.2 million in net proceeds from the sale of 7 million shares of common stock. The entire detail has been published at the time. For the terms of the transaction which call for a one time price adjustment, the Company is obligated to issue an additional 2.6 million shares and further compensate the buyers with approximately $3 million in cash or incremental stock to be approved by shareholders, or through some other negotiated settlement with the buyer's. The additional shares and obligations are not included in the cash and share calculations for the second quarter, but it counted as a liability on our balance sheet.

Apart from the capital raise, we used $1.7 million of cash to pay down principal on our WTI loan. We also used approximately $1.5 million for exceptional one time compensation issues that arose from previous acquisitions. Cash payments associated with our restructuring during the quarter were approximately $2.9 million. Operationally, we burned approximately $2.5 million per month in line with our expectations with the exception of an incremental $3 million for exceptional legal expenses.

On the working capital front, DSOs for the quarter including unbilled revenue, the days outstanding where 109 at the end of the second quarter down from 112 days pro forma at the end of the first quarter of 2012. And 145 days before adjusting for the divestitures. With respect to the debt on our balance sheet, at the end of the quarter we had $15.4 million remaining in our facility with WTI. Down from $18.3 million at the end of the quarter.

Now, I would like to provide some more detail regarding our revenue mix. Revenue from large scale broadband media deployments and including Cosmos software license fees, professional and managed services, was approximately 55% of all our revenue in Q2 up from approximately 46% in Q1. And as Barak indicated, we expect that trend to continue in Q3. These revenues include contracted fees from customers for the rights to utilize our Cosmos solution, revenues associated with operating deployed systems on behalf of our customers, and revenues related to specific statement of work some of which is finite in scope, some of which is high to long-term and/or recurring engagements.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

The Cloud software generated approximately 15% of revenues. Our software licenses within this category are derived from contracted fees from customers for the rights to utilize our Cloud solution, and they are typically deployed under a SaaS model. Broadcast system integration represented slightly less than 30% of revenues during the quarter. These BSI revenues relate to work specific to outfitting or managing broadcast infrastructure systems. These revenues include the lower margin hardware centric portion of BSI, and the professional services types of BSI revenues. Finally, from a geographical perspective, EMEA generated 57% of our revenues during the quarter. Americas is 26%, and Asia-Pacific 17%.

Now we'd like to discuss our outlook. For 2012, the Company's training toward a range of $215 million to $230 million in revenue. This is on the discontinued op spaces treating out Content Solutions which generated $4.6 revenue in the first half of the year. Overall, we're on our way to building a more directed and more profitable business. We believe this approach and path will enable us to create more value for shareholders.

With respect to our cash liquidity situation, I'd like to make clear that we believe we have sufficient cash to allow us to reach the next phase of our business and when we will become cash positive. Nevertheless, so all this is rest assured that we have considered contingencies till we find ourselves in need of additional funds. We believe we have several alternatives that would be non dilutive to shareholders. However, again, I would emphasize that we believe we have sufficient resources in place. And now I will turn back to Barak.

Barak Bar-Cohen - KIT digital Inc - Interim CEO

Thanks Fabrice. Before we go into Q&A, allow me to summarize what we've discussed on this evening's call. First, we've made tremendous progress in the past few months. All to lay the groundwork for creating shareholder value. Second, we performed well this quarter, and now have a focus go forward strategy for our business. And finally, we have a clear plan for the future and the team to execute on that plan.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Thanks Barak, with that we'll turn the call back over to Alicia to open it up for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions)

Richard Ingrassia with Roth Capital Partners.

Richard Ingrassia - ROTH Capital Partners - Analyst

Thanks. Afternoon everybody. So you bought SaysMe in January for $27 million, $20 million to $25 million in earn outs. You sold it for less than $3 million, just can you describe what happened there?

Fabrice Hamaide - KIT digital Inc - CFO

Hello Richard, this is Fabrice here. Essentially what happened is the forecast that did not turn out the way previous management had believed SaysMe customers and a certain platform would be able to actually deliver.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Richard Ingrassia - ROTH Capital Partners - Analyst

Okay. Bear with me here, but through all the management and Board changes, the resetting of growth projections, some comp packages that some investors have said are too rich, an expensive equity raise with a long overhang. Your largest shareholder getting out, lack of control and everything else, the one aspect of the story that I've been able to hang on and I would still argue is most important in spite of it all are the consistently high marks on product quality and execution that you get from current clients and partners that I've talked to for the last three years.

That said, it does seem that the noise has reached a level now that some potential customers are little concerned that you have a going concerned problem. I've heard the backlog. I love that metric now. We add that to the $110 million you've done in six months so far we're at $185 million. What's a reasonable expectation and what's your level of confidence in your potential book and burn for second half? I take it it's not the $65 million necessary to get us to the $250 million baseline guidance you guys gave us last quarter.

Barak Bar-Cohen - KIT digital Inc - Interim CEO

Rich, it is Barak. Before I turn it to Murray for some comments, I just wanted to clarify a couple of points. The first is we continue to focus on our existing customers, and on the larger deployment that we discussed in our pipeline. And it should be crystal clear to you and employees and customers that customers come first especially in this environment, but pretty much always at KIT. The second point I wanted to make was around the product and platform and technology comment. To be clear, at the heart of the Cosmos offering with managed and professional services wrapped around that offering is really the platform that we acquired when we bought the Polymedia team based in Milan.

That's really been the heart and soul of the platform and the focus and the technology. So that we continue to invest in. We have Mark Christie who is our new CTO, is directing that initiative. We have a development team now based out of Prague, which is focused on the heavy lifting and the road mapping around that platform. So I just wanted to make sure it was clear that that is the driver of the business and that we continue to invest in and there we really see the thrust of our offering.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Hello Rich, it is Murray. Just a couple things to add to what Barak said. First of all, on the customer side, we've got our eyes wide open here and we've spent a lot of effort and time with our key customers as all these events have been unfolding before you and the street and everybody else. And we're feeling very confident in terms of our relationships there.

I'd add to that, that we have had a number of wins over the last several months that we haven't really been at liberty to disclose. And it's kind of frustrating for us, because clearly now would be a good time for us to be able to do that. But the fact of the matter is that as we deploy with more of these industry leading broadband media operators kind of on a global basis, they put the clamps down a little bit more in terms of communication, and so we have to respect that.

At the same time we're upgrading some of our existing customers, and so we've got pretty good traction there. We'll keep our eyes wide open and we'll continue to try to manage around that. But I think that's something that you should be conscience of as well. And to Barak's point with respect to the key pieces of the puzzle working, it is true we made obviously a large number of acquisitions over time. Some of those worked better than others. We've spoken to SaysMe and what happened there, but we've got some key pieces in terms of platform and in terms of customer relationships that I think are going very well. So while the noise level may be what the noise level is, I think your premise in terms of where all the real value lies with respect to quality of our platform and relationships with the customers, I think that still holds true.

Richard Ingrassia - ROTH Capital Partners - Analyst

And you would not include ioko in that equation?

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

We're absolutely including ioko and we're treating ioko as one of the diamonds in the offering. So the managed services team is based out of York. A lot of the professional services groups are coming out of York and Solana Beach and out of London, those are all and out of Orlando as well, those are all coming from the initial ioko acquisition. And you'll really see the integration of the Polymedia platform and capabilities with a lot of the things I just mentioned around what ioko brought to the table. And with that you have the BSI capability on the higher margin offerings, and you also have the software as a service business. But really at the heart of the go forward strategy is your core Cosmos and your core managed services and professional services, and those are both heavily leveraging the Polymedia and ioko acquisitions and the teams and the capabilities there.

Richard Ingrassia - ROTH Capital Partners - Analyst

Okay. I only heard Polymedia at the start there. Just if it's okay, just a couple quick balance sheet questions for Fabrice. AR was down $43 million from $73 million in Q1. Is that SaysMe and the Content Solutions business or is there more we should know there? And then if you can, reconcile goodwill reduction on the balance sheet it went from $263 million in Q1 to $168 million in Q2 and obviously you took the $56 million charge. So if you can just walk us through that?

Fabrice Hamaide - KIT digital Inc - CFO

Yes okay, quickly on the goodwill side, it is because you have a mix of both the SaysMe plus continuing operations goodwill write down. So the sum of the two actually makes the discontinued Ops on one side. SaysMe write down on the goodwill side plus the continuing operations goodwill write down and the sum of the two actually makes the $100 million goodwill reduction.

Richard Ingrassia - ROTH Capital Partners - Analyst

Okay, so about $40 million then on continuing Ops that was written down.

Fabrice Hamaide - KIT digital Inc - CFO

That's correct. And then on the other side going to the AR side, so we have to -- the way we look at it is also with unbilled revenue. So I need to come back to you on this one because I'm taking the balance sheet with me. And you were comparing --

Richard Ingrassia - ROTH Capital Partners - Analyst

It was $73 million at the end of Q1 and you reported about $43 million the end of Q2.

Fabrice Hamaide - KIT digital Inc - CFO

I actually at the end of Q1 balance sheet -- you're looking with Content Solutions I believe at the end of Q1, as opposed to on a discontinued Ops basis and $24 million of the accounts receivables were sitting with Content Solutions.

Richard Ingrassia - ROTH Capital Partners - Analyst

Got it.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

And Rich, we can reconcile in detail afterwards. But as you could hear, I think from Fabrice's comments, if you do apples to apples, the DSO levels were down by I think three days or something like that.

Richard Ingrassia - ROTH Capital Partners - Analyst

That's what I was getting to. Okay, thank you.

Operator

Todd Van Fleet with First Analysis.

Todd Van Fleet - First Analysis Securities - Analyst

Hello, good afternoon guys. First wanted to just address the top line just to make sure I understood the comments on the outlook for the rest of the year. I think you said $215 million to $230 million. It wasn't clear to me whether that was -- was that just continuing Ops or was off of the first half base of $107 million or was it -- what was reported?

Fabrice Hamaide - KIT digital Inc - CFO

It's on a continued Ops basis.

Todd Van Fleet - First Analysis Securities - Analyst

Okay. So the first half was $107 million.

Fabrice Hamaide - KIT digital Inc - CFO

That's correct.

Todd Van Fleet - First Analysis Securities - Analyst

Okay. All right, and then I'm try to square that with the comments on the backlog. It's good to see the metric, but I'm just trying to understand how to digest that at this point. So $74.6 million I think you'd said is what the contribution to the back half of the year is it's already kind of landed or booked I guess, so to speak. So there's a bit of a gap to fill there. But I'm just wondering the construct I guess or the mix of the revenues this year, the $215 million to $230 million. Given the divestitures and so forth that have occurred, can you give us an indication as to how much of the business at this point and expected moving forward is more related to services versus the SaaS component of the business?

Fabrice Hamaide - KIT digital Inc - CFO

You could expect that the SaaS business is going to remain to be in the 15% range, which has been the case for the quarter. So going forward in terms of the split on the software side versus the services side, it's actually very difficult to answer that question at this stage. It depends a lot in the way the build out from a contract perspective and therefore revenue recognition perspective is done with the key platform customers that we're selling to. So that's the reason why we do not give the guidance split between professional services, managed services on one side and software, but give more of the total guidance or the total revenue basis for that particular piece of the business.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Todd Van Fleet - First Analysis Securities - Analyst

Right. I'm just trying to understand a little bit what the leverage possibilities are for the business, the operating leverage possibilities are over the back half of the year. It seems that we're going to be expecting obviously a sequential step up in the back half versus the first half of the year in revenue based on the guidance. I'm just trying to understand how that's going to play with respect to gross margin and perhaps the operating cash flow of the business. Is there anything you can say to help us out and think about how we should forecast the margin profile for the business?

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Hello Todd, it's Murray. I think for right now as you're asking your question and kind of looking at the second half of 2012, I'd say probably the prudent approach is to take a look at things on the status quo basis and assume that looks like the profile going forward. Certainly we're doing a lot of things with respect to the overall transformation. So Fabrice alluded to how things play in from a contractual basis, Barak's talking about how we're going to focus on specific pieces of the business

So I think if we reach out into 2013 and beyond, we may have some additional detail for you and paint the picture of the additional leverage. I think for right now, I'd look at it on a status quo sort of basis and we'll be looking for opportunities to write the overall leverage within our operations across the board as opposed to trying to parse out an individual piece of the business.

Richard Ingrassia - ROTH Capital Partners - Analyst

And I'd like to add one comment. On the operating leverage side, Barak pointed out to the fact that we've done significant restructuring and more restructuring is to come. And that's where you should focus more, the operating leverage. More than analyzing specifically the gross margin itself. The operating leverage is going to come from changing essentially our cost structure from non-billable, non productive to productive type cost structure. And that's where a significant amount of the operating leverage should actually come from.

Todd Van Fleet - First Analysis Securities - Analyst

Right. Okay. And so then I'm just trying to understand how it relates to cash flow. So I guess you'd said the burn was about 2.5 million a month for Q2 on an operating basis. And again, I'm just wondering is there a lot of work to do, is maybe as certain elements of the business start ramping up related to the new contracts, are we burning additional cash while we're ramping up? Or the genesis of the question is are we going to see the cash burn decline? Kind of just moderate? Just going to stay status quo? I know you'd said that you feel like your pretty comfortable with the cash reserves in the business at this stage, but I'm just trying to get a better sense as to if you see things staying the same in terms of the cash burn, I'm just trying to square that with where we shook out in Q2 with respect to the cash burn.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Yes Todd maybe I can clarify a little bit. So I didn't mean to say that we view cash burn as being ongoing at this rate add infinitum. We're clearly taking steps to try to bring that down. And I think to Fabrice's point on the restructuring side, that will give us some additional leverage. If you look at -- we've done a lot of work over the past 90 days or so. And if you take a look at some of the larger pieces that can make a difference to what free cash flow and our cash flow profile looks like 90 days out or 120 days out or beyond, there are some big-ticket items and contracts that we're watching.

I think we've got that all reasonably well in hand, and we're taking that all into account. And I think if you refer back to comments we've made along the way, the $2.5 million or so a month and bringing those numbers down with the operating leverage. That's probably still the correct way to think about this, and exactly the pace that that takes is something we'll provide more color on going forward.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Todd Van Fleet - First Analysis Securities - Analyst

Okay. Let me just ask then by a couple line items, so how much should we consider to be one time or nonrecurring in some of these line items in the quarter? So don't count office and marketing that sort of thing?

Fabrice Hamaide - KIT digital Inc - CFO

It's difficult to actually give a precise answer to that element, but -- go ahead Murray. You have the table in front of you.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

The were a number of different things that we talked about. We certainly depending on which level you're looking at, whether your tracking the non-GAAP operating income or the GAAP income, there are obviously more moving pieces within the GAAP numbers. But we did have significant one time expenses associated with some compensation issues. That was to the tune of $1.5 million or so. We obviously had a substantial bad debt expense that we took this particular quarter.

We have had ongoing additional expenses in terms of professional fees and legal fees. They were about I think $3.8 million of such expenses this quarter, not all of that is unusual. We've been running about $700,000, $800,000 a quarter on a regular basis, but the incremental $3 million ended up being above but we typically do. That number is not going to drop off a cliff next quarter, so we'll still have a higher than normal level but we're obviously looking to take steps to bring that down.

Barak Bar-Cohen - KIT digital Inc - Interim CEO

This is Barak. Just a couple of points just to augment Murray and Fabrice's comments. You can expect us to turn our attention to rationalizing those elements of the business that require additional cost cuts and restructuring, right. So Murray mentioned that we're -- we've mentioned a few times in our remarks and in the release that we had high legal and professional services fees. We're laser focused at the moment together with our Board on reigning those costs in. We're not going to be able to bring those down to zero, but certainly with the new reconstituted Board and a lot of the clean up initiatives and items behind us you can expect us to bring those costs down of at least be much more focused on reigning them in, in all of the controllable areas.

You can expect us to turn our attention to the clean up of corporate overhead. And as Fabrice mentioned, really to non-revenue generating overhead items both on the real estate side and the facility side as well as on the headcount side. And really bring those costs down. That's another source of cash, if you will. And those are tough decisions to make, but you can expect this management team to turn its attention in the coming weeks and months to those activities, and you'll see lift in the operating model from that as well.

Todd Van Fleet - First Analysis Securities - Analyst

Okay. Sorry, just let me ask one more on the strategic process then. So I think -- is it fair to assume then that the board will be spending a lesser amount of its time in the strategic review process? I'm just trying to understand when you think you'll be able to give some clarity to investors that the process is either coming to an end or is it just going to be a situation where new opportunities come to the Company periodically, and it is just going to be an ongoing process. So and you don't really had a good indication as to when there's going to be some resolution one way or the other?

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Barak Bar-Cohen - KIT digital Inc - Interim CEO

This is Barak. It's a fair question. Unfortunately I'm not in a position to discuss in any more detail than I already have. Where we are in the process, but it's great to have the new reconstituted Board and really the focus of the entire Board on that process. And as soon as we have additional updates we'll be providing them.

Todd Van Fleet - First Analysis Securities - Analyst

All right. Thanks, guys.

Barak Bar-Cohen - KIT digital Inc - Interim CEO

You bet.

Operator

Darren Aftahi with Northland Securities.

Darren Aftahi - Northland Securities - Analyst

Hello guys. Just a couple questions. So maybe just following on the last caller's question. If I look at the back half of the year at the low end of your guidance, it's basically flat to 15% of sequential growth, second-half the first half. Is there anything in the first quarter $56 million that discontinued or has been sold off? I'm just trying to understand an apples and apples growth basis.

Fabrice Hamaide - KIT digital Inc - CFO

No, the $56 million is on a discontinued Ops basis.

Darren Aftahi - Northland Securities - Analyst

So at the low end call it $108 million in the back half of the year, would burn just given that it's kind of a similar number, would burn on a monthly basis be similar to what you guys burned on an operational basis in 2Q $2.5 million?

Fabrice Hamaide - KIT digital Inc - CFO

Again, that's what we talked which is improving the operating leverage of the Company by reducing our cost base, nonproductive cost base. And that's what we're going to be focusing the second half of the year on, and trailing towards eliminating completely that operating cash and operating loss towards the lower end of the year and into next year. That's our goal.

Darren Aftahi - Northland Securities - Analyst

Okay. And then help me understand of the I'll call it the $51 million, that 55% number you gave of large Cosmos. What portion of that is recurring, and is that higher margin I guess my question is trying to understand what portion of non-cost cutting is going to help benefit cash burn in 3Q and 4Q and beyond?

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Fabrice Hamaide - KIT digital Inc - CFO

Okay well, can you -- on the first part I'm going to answer the first part of the question then I'll ask you to repeat the second part. On the first part of the question when you look at our order book at $74 million plus and of course that actually is linked to a significant portion of large and carrier grade type customers that we have. The Channel 4's of the world and so on. As well as our SaaS business. So when you account for the two of them, that gives you a good visibility into what portion of the revenue represents into the second half of the year. The $107 million that you calculated, $107 million, $108 million in the second half to reach the lower end of the guidance. That essentially represents close to 70% of our total second-half guidance from the revenue perspective. Can you get back to the second part of the question?

Darren Aftahi - Northland Securities - Analyst

Really the second part was as that Cosmos number grows, is that higher margin relative to I'll call it other revenue? And you talked about reducing costs sort of below the gross profit line. But is that the improvement in the burn coming from a better quality of revenue in terms of margin?

Fabrice Hamaide - KIT digital Inc - CFO

No, I was talking about changing the -- reducing the costs of non-revenue-generating costs. Sales, marketing, legal, and again legal.

Darren Aftahi - Northland Securities - Analyst

Understood. I guess my question is, is that Cosmos revenue going to cause an improvement in the [large] in second half of the year vis a vie the first?

Barak Bar-Cohen - KIT digital Inc - Interim CEO

This is Barak. To the extent, again I apologize we're struggling to follow the question, but I'll take a crack at the question. To the extent that we continue to focus on what we're calling the core business of Cosmos software license, professional services, managed services and signing up more of that business and driving more of that business and that is higher margin and better margin revenue than past quarters where we may have had a higher mix of lower margin BSI. Then yes, you'll see some lift from that. And when you compound that with the reduction in non-revenue generating overhead like some of the categories that Fabrice mentioned then you should see the operating lift that we're talking about in the back half of the year.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

I think we've only got time for one more question, so we can follow up off-line if we need to finish.

Darren Aftahi - Northland Securities - Analyst

I guess my last question is for Fabrice, since he's sort of new to the story. Fabrice, what's your comfort level just for us and investors on the call in terms of have you taken the necessary steps in terms of goodwill write-down whether it's discontinued or continuing operations and set guidance at sort of a baseline level, I guess that would be my last question. Thanks.

Fabrice Hamaide - KIT digital Inc - CFO

Okay. It's not exactly my first time that I actually get to deal with those things and I actually addressed those particular points even on a consulting basis even before joining. So we've done extensive work over the past two months with the auditors and independent appraisers as well to that effect and to make sure that essentially going forward, the goal was to make sure that there would be no more bad surprises from kicking the can down the road type perspective. And that's the reason why you see in this quarter a significant charge from a goodwill impairment perspective, a significant AR write off as well. And all of those elements I feel very confident are now behind us, and we can now really focus towards the operations themselves and rebuilding profitability and cash flow positions in the organization.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Alicia, I think we'll take one more question.

Operator

Stephen Frankel with Dougherty & Company.

Stephen Frankel - Dougherty & Company - Analyst

All right. I'll keep it simple. Let me just whip off a series of what I hope are simple questions. How many customers does the Company now have?

Barak Bar-Cohen - KIT digital Inc - Interim CEO

We have a total of 2,500 customers, approximately 2,500 customers across our business line.

Stephen Frankel - Dougherty & Company - Analyst

Okay. And what was the sales force turnover like during the quarter? And what was your total headcount reduction in the quarter?

Barak Bar-Cohen - KIT digital Inc - Interim CEO

It's Barak. I don't have the sales force turnover. I'm not really sure about how you would characterize or define that metric, but I'll turn to Fabrice on the second half of that question.

Fabrice Hamaide - KIT digital Inc - CFO

In the second half we reduced our total employees a total of slightly over 200 people, which in turn were replenished by the Hyro acquisition by the tune of slightly over 100 people. And that gives you the evolution on the headcount side. And when it comes to the type of people that were let go, that goes back to the previous comment which is our focus is to change the complete mix of billable to non-billable employees in the organization. That's where the operating leverage is and that's by focusing in the second half again on reducing those non-billable resources that will gain on profitability as well.

Stephen Frankel - Dougherty & Company - Analyst

And the 2.6 million incremental shares, are those deliverable in Q3?

Fabrice Hamaide - KIT digital Inc - CFO

Yes, they were deliverable today.

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AUGUST 14, 2012 / 9:00PM, KITD - Q2 2012 KIT digital, Inc. Earnings Conference Call

Stephen Frankel - Dougherty & Company - Analyst

Okay. And what about ARPU, is ARPU going up? Going down? Stable in Q2 relative to Q1?

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

Yes, Steve it's Murray. We've obviously spent a lot of time over the last 90 days or so dissecting the business and trying to give as much color as we could. I think for right now we're going to focus on the backlog and the components of the business as we've got them laid out there, so we're not really providing an ARPU figure as such. But I will tell you that within that top-tier category, we've been doing larger deals and more extensive deals, but I think we're just going to leave it as a qualitative explanation for right now.

Stephen Frankel - Dougherty & Company - Analyst

Okay, and one last question. Is there still an ongoing search for a permanent CEO or is Barak the permanent CEO?

Barak Bar-Cohen - KIT digital Inc - Interim CEO

This is Barak. Look, I was chosen for this position about four months ago. I think we've made tremendous progress in a relatively short amount of time. I'm invigorated by the mission before us. I intend to see it through. And of course, I serve at the pleasure of the Board. So I'll leave it at that.

Murray Arenson - KIT digital Inc - Managing Director of Financial Strategy

I think that will wrap it up for today. Barak, I'll let you close with any closing comments. But I want to thank everybody for joining us and just let everyone know that we're oppositely available Fabrice, Barak and myself if anybody has any questions after the fact.

Barak Bar-Cohen - KIT digital Inc - Interim CEO

Thanks everyone, and looking forward to future interactions and updates. Thank you.

Operator

Ladies and gentlemen, this does conclude the conference call. You may now disconnect, and thank you for your participation.

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